Exhibits 5 and 23.3

                      [Mays & Valentine, L.L.P. Letterhead]




                                November 18, 1998



Board of Directors
C&F Financial Corporation
Eighth & Main Streets
West Point, Virginia  23181

 Virginia Bankers Association Defined Contribution Plan for Citizens and Farmers
                                    Bank and
   the Virginia Bankers Association Defined Contribution Plan for C&F Mortgage
                                   Corporation

Gentlemen:

      This letter is delivered to you in connection with the actions taken and proposed to be taken by C&F Financial Corporation, a Virginia corporation ("C&F"), with respect to the Virginia Bankers Association Defined Contribution Plan for Citizens and Farmers Bank and the Virginia Bankers Association Defined Contribution Plan for C&F Mortgage Corporation (the "Plans"). As counsel to C&F, we have reviewed the registration statement on Form S-8 (the "Registration Statement") to be filed by C&F on or about November 18, 1998, with the Securities and Exchange Commission to effect the registration of 150,000 shares of common stock of C&F under the Securities Act of 1933, as amended (the "Act") for issuance under the Plans.

      In this regard, we have examined the Articles of Incorporation and Bylaws of C&F, records of proceedings of the Board of Directors of C&F, the Plan and such other records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein. In addition, we have relied as to certain matters on information obtained from public officials, officers of C&F and other sources believed by us to be reliable.

      Based upon our examination and inquiries, we are of the opinion that the shares which constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plans, be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,


                                    /s/ Mays & Valentine, L.L.P.